UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2012 (December 27, 2011)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

954-776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 27, 2011, OptimumBank Holdings, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). There were 22,131,108 shares of common stock entitled to be voted. 14,915,596 shares were voted in person or by proxy at the Annual Meeting:

(1)	The shareholders voted to elect the seven (7) nominees for director.

(2)	The shareholders voted to approve the issuance and sale of up to a total of 6,750,000 shares of the Company’s common stock at a price of $.40 per share to Moishe Gubin under the terms of a Stock Purchase Agreement between the Company and Mr. Gubin.

(3)	The shareholders voted to approve the Company’s 2011 Equity Incentive Plan.

(4)	The shareholders voted to ratify the appointment of Hacker, Johnson & Smith PA as the Company’s independent auditor for fiscal year 2011.

The Company’s inspector of election certified the following vote tabulations:

Board of Directors

Nominee	For	Withhold	Broker Non- Vote
Sam Borek	14,908,713	6,883	0
Moishe Gubin	14,912,125	3,471	0
Seth Gillman	14,912,277	3,319	0
Richard L. Browdy	14,908,713	6,883	0
Wendy Mitchler	14,908,713	6,883	0
Larry Willis	14,912,277	3,319	0
Robert Acri	14,912,277	3,319	0

	For	Against	Abstain	Broker Non- Vote
Issuance and Sale of Common Stock to Moishe Gubin	14,911,660	3,410	526	0

Approval of 2011 Equity Incentive Plan	14,912,277	3,319	0	0

Ratification of Independent Auditor	14,911,812	3,258	526	0

Item 9.01	Financial Statements and Exhibits.

Exhibits

The following exhibits are being filed as part of this Report on Form 8-K:

10.1	OptimumBank Holdings, Inc. 2011 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 3, 2012	By:	/s/ Richard L. Browdy
Richard L. Browdy
President and Chief Financial Officer